As filed with the Securities and Exchange Commission on November 17, 1995.

                                          Registration No. 33-

                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        Marshall & Ilsley Corporation
          (Exact name of registrant as specified in its charter)

            Wisconsin                               39-0968604
  (State or other jurisdiction         (I.R.S. Employer Identification No.)
of incorporation or organization)

                           770 North Water Street
                         Milwaukee, Wisconsin 53202
                              (414) 765-7801
             (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                     Copies to:
           M.A. Hatfield                        Randall J. Erickson
   Marshall & Ilsley Corporation                 Godfrey & Kahn, S.C.
      770 North Water Street                   780 North Water Street
    Milwaukee, Wisconsin 53202               Milwaukee, Wisconsin 53202
(Name, address, including zip code,                (414) 273-3500
     of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this  Form  is a  post-effective  amendment  filed pursuant  to  Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      CALCULATION OF REGISTRATION FEE
 ============================================================================
Title of                         Proposed         Proposed
each class                       maximum          maximum
of securities     Amount         offering         offering       Amount of
to be             to be          price per        price per      registration
registered        registered     unit (1)         unit (1)       fee
 ____________________________________________________________________________

Debt            $250,000,000       100%          $250,000,000      $50,000
Securities

(1)  Estimated solely for purposes of calculating the registration fee.

The  Registrant hereby  amends this Registration Statement  on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                     Marshall & Ilsley Corporation
[Logo]
                            Debt Securities
                          ____________________

   Marshall & Ilsley Corporation (the "Corporation") from time to time may offer and sell debt securities (the "Debt Securities") in an aggregate principal amount or having aggregate proceeds of up to $250,000,000 (or the equivalent thereof in foreign denominated currencies or units of composite foreign currencies such as European Currency Units) on terms to be determined at the time of the offering. The Debt Securities may consist of senior debentures, notes, bonds and/or other evidences of indebtedness (the "Senior Securities") and subordinated debentures, notes, bonds and/or other evidences of indebtedness (the "Subordinated Securities"). The prospectus supplement the "Prospectus Supplement") accompanying this Prospectus sets forth with respect to the Debt Securities being offered (the "Offered Securities") the specific designation, aggregate principal amount and currency, denomination, maturity, interest rate (which may be fixed or variable), initial public offering price, maturity, time of payment of any interest, any terms for redemption at the option of the Corporation or the holder, any terms for sinking fund payments, any listing on a securities exchange and other terms in connection with the offering and sale of such Offered Securities.

  The Corporation may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. The Prospectus Supplement sets forth the names of the underwriters or agents involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the principal amounts, if any, to be purchased by the underwriters or agents and the compensation, if any, of such underwriters or agents and any applicable commissions or discounts. The net proceeds to the Corporation from such sale are also set out in the Prospectus Supplement.
                         ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COM-MISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ____________________

THE OFFERED SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                         ____________________

  This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.
                         ____________________

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement hereto are stated in United States dollars ("$", "dollars" or "U.S. $").
                         ____________________

         The date of this Prospectus is ______________, 1995.

                         AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices in New York, Seven World Trade Center, New York, New York 10048, and Chicago, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additional information regarding the Corporation and the Debt Securities offered hereby is contained in the Registration Statement and the exhibits relating thereto in respect of the Securities (the "Registration Statement"), filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act").

  The Corporation will send all registered holders of the Debt Securities such Annual and Quarterly Reports as are sent to its shareholders.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by the Corporation with the Commission are hereby incorporated by reference in this Prospectus:

    (1) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1994; and

    (2) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995.

  All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated by reference in this Prospectus and shall be deemed a part hereof from the date of filing of such documents.

  Any statement contained herein, in the Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in the Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for certain exhibits to such documents. Written requests should be sent to: Secretary, Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202. Telephone requests may be directed to the Corporation's Secretary at (414) 765-7801.

                             THE CORPORATION

  Marshall & Ilsley Corporation ("M&I" or the "Corporation") is a Wisconsin corporation incorporated in 1959, a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. M&I's principal assets are the stock of its subsidiaries and the assets of its M&I Data Services Division. As of September 30, 1995, M&I owned substantially all the capital stock of 31 operating banks and one savings association with a total of 236 offices in Wisconsin and 12 offices in Arizona. M&I also owns all of the stock of a number of companies engaged in businesses that the Federal Reserve Board (the "Board") has determined to be closely-related to banking, including the businesses of investment management, trust, equipment leasing, mortgage banking, venture capital, brokerage services and financial advisory services. As a bank and savings and loan holding company, M&I provides financial and managerial assistance and services to its subsidiaries. At September 30, 1995, M&I had consolidated total assets of approximately $13 billion and consolidated total deposits of approximately $9.8 billion. Based on consolidated assets as of December 31, 1994, M&I was the second largest bank holding company headquartered in the State of Wisconsin.

 On May 31, 1994, Valley Bancorporation merged into M&I in a transaction accounted for on a pooling of interests basis. Financial data for periods prior to May 31, 1994 has been restated to reflect the merger with Valley Bancorporation. On February 1, 1995, M&I acquired the Bank of Burlington, Burlington, Wisconsin, which had total assets of approximately $179.9 million at February 1, 1995. In July 1995, M&I acquired Citizens Bancorp of Delavan, Inc. and Sharon State Bank which at the date of acquisition had combined total assets of approximately $122 million.

 The executive offices of M&I are located at 770 North Water Street, Milwaukee, Wisconsin 53202 (telephone number: (414) 765-7801).

                            BUSINESS OF M&I

 M&I  and its subsidiaries  engage principally  in one  line of business, that of providing financial services to a wide variety of corporate, institutional, government and individual customers. Activities in which M&I and its subsidiaries are presently engaged or may undertake in the future are subject to certain statutory and regulatory restrictions. At September 30, 1995, M&I owned directly or indirectly all or substantially all of the capital stock of 30 operating commercial banks and one savings association in Wisconsin, one commercial bank in Phoenix, Arizona, and all of the capital stock of subsidiaries engaged in the following non-banking businesses approved by the Board for bank holding companies: personal property lease financing; investment management and advisory activities; commercial mortgage banking; residential mortgage banking; venture capital and financial advisory services; trust services to residents of Wisconsin, Arizona and Florida; and brokerage services. In addition, M&I provides banking, financial and economic data processing services and software sales through its M&I Data Services Division. The data processing business was previously conducted in a subsidiary which was merged into M&I effective January 1, 1995.

                   BANKING AND BANK-RELATED SUBSIDIARIES

 At September 30, 1995, M&I's 32 operating bank and savings association subsidiaries ("M&I bank subsidiaries") were located in communities throughout the State of Wisconsin and the Phoenix, Arizona metropolitan area. The M&I bank subsidiaries provide a full range of banking services to individuals, corporations and local governments in each of the areas they serve. M&I's largest bank subsidiary is M&I Marshall & Ilsley Bank ("M&I Bank"), which was founded in 1847. Based on consolidated assets of approximately $3.8 billion as of September 30, 1995, M&I Bank was the third largest bank and the largest state-chartered bank in the State of Wisconsin. M&I Bank maintains its headquarters in the City of Milwaukee and operated 38 additional branches and divisions in Milwaukee and in surrounding suburban communities as of September 30, 1995, as well as a branch in the Cayman Islands. Banking services provided by M&I Bank and other M&I bank subsidiaries include retail, international and corporate banking, investment, and trust activities. In addition, M&I Bank engages in correspondent banking services.

    Data Services

 The M&I Data Services Division of  the Corporation ("M&I Data Services")
is a major supplier of data processing services and software to the banking, financial, and related industries. M&I Data Services presently serves over 500 financial institutions in 40 states and the District of Columbia. In addition to data processing services, M&I Data Services develops a comprehensive line of financial services software products. M&I Data Services also sells software to foreign institutions and currently has customers in Canada, Great Britain, India, Indonesia, Italy, Malaysia, Switzerland, and Thailand. M&I Data Services' processing systems for financial institutions encompass five major processing functions: Deposits, Loans, Financial Accounting, Customer Information, and Trust Accounting. In 1994, M&I Data Services signed a long-term data processing contract with its first utility customer, Wisconsin Electric Power Company ("WEPCO"). By using a number of current banking software products which share common requirements with the utility industry, M&I Data Services will provide data processing and banking-related services to WEPCO.

   Investment Management and Trust Services

 M&I Investment Management Corp., a subsidiary of M&I, located in Milwaukee, Wisconsin, offers a full range of asset management services to the M&I trust company subsidiaries and to other corporate, institutional and individual customers, including the Marshall Funds, an open-end investment company consisting of twelve portfolios. As of September 30, 1995, M&I Investment Management Corp. had $6.7 billion in assets under management.

 Marshall and Ilsley Trust Company, a subsidiary of M&I ("M&I Trust"), provides a full range of trust services to individual, not-for-profit and corporate customers. The Personal Trust Administrative Group provides trust, estate and agency services for individuals. The Employee Benefits Administrative Group administers pension, profit sharing and other forms of employee benefit plans, including a Keogh Plan for self-employed individuals. In addition to trust services provided by its Milwaukee office, M&I Trust operates nine trust service offices located in M&I subsidiary banks in Beloit, Madison, Racine, Stevens Point, Appleton, Green Bay, Janesville, Burlington and Wausau, Wisconsin, and another office in Brookfield, Wisconsin (not a trust service office).

 M&I also provides trust and investment counseling services through two out-of-state subsidiaries. M&I Marshall and Ilsley Trust Company of Arizona ("M&I Trust Arizona") was organized in 1976, with a primary emphasis on providing trust and investment counseling services to the growing number of Wisconsin natives retired in the Southwest. M&I Trust Arizona has offices in Phoenix, Scottsdale and in Sun City serving residents of those areas. The
Marshall and Ilsley Trust Company of Florida, located in Naples, was organized in 1984 to provide trust and investment counseling services to residents of the area, including Wisconsin natives who have retired in Florida. As of September 30, 1995, the market value of assets held in trust by M&I's three trust companies totalled $26.0 billion.

    Equipment Leasing

 M&I's subsidiary, M&I First National Leasing Corp. ("FNL"), acting as owner and lessor, leases a variety of equipment and machinery, including industrial machinery, computers, hospital and nursing home equipment and construction equipment to both large and small businesses. FNL has its headquarters in Milwaukee, Wisconsin and has offices in numerous other states. In 1994, approximately 30% of its business comes from Wisconsin and 70% from other states. At September 30, 1995, FNL held net lease and installment receivables of approximately $254 million. FNL's competitors include other independent leasing companies, banks and other institutions, some of which have larger volume businesses and substantially greater resources.

    Mortgage Banking

 M&I has two subsidiaries engaged in mortgage banking, one providing commercial financing and the other providing residential financing.

 M&I Mortgage Corp. ("M&I Mortgage"), located in Milwaukee, Wisconsin, originates and purchases long-term mortgages on one-to-four family owner-occupied residences for sale in the secondary market. At September 30, 1995, M&I Mortgage had a mortgage servicing portfolio of approximately $3.3 billion. M&I Mortgage serves homeowners throughout the State of Wisconsin and offers financing alternatives beyond those offered through traditional banking institutions. M&I Mortgage also assists M&I bank subsidiaries in originating, selling and servicing residential mortgage loans.

 Richter-Schroeder Company ("RSC"), located in Milwaukee, Wisconsin, originates long-term commercial real estate loans for institutional investors such as large life insurance companies. RSC services the mortgages for the purchasing investor. RSC is one of the few mortgage banking firms in Wisconsin that specializes in income property financing, seeking investment opportunities for mortgage lenders in the retail, industrial and office sectors. RSC is one of the largest income property mortgage banking firms in Wisconsin, servicing a portfolio of approximately $229 million for investors at September 30, 1995.

    Venture Capital and Financial Advisory Services

 M&I Capital Markets Group, Inc. ("Capital Markets"), a subsidiary of M&I, located in Milwaukee, Wisconsin, provides venture capital and financial advisory services to a variety of customers, primarily in Southeastern Wisconsin and surrounding areas. Capital Markets seeks to invest in businesses that have talented management and technological advantages in their particular field. Capital Markets also provides a broad range of financial advisory and strategic planning services, including assistance in connection with the private placement of securities, raising of funds for expansion, leveraged buy-outs, divestitures and mergers and acquisitions. A subsidiary company of Capital Markets, M&I Ventures Corporation, is licensed as a small business investment company.

     Brokerage Services

 M&I Brokerage Services, Inc. ("M&I Brokerage"), a subsidiary of M&I Capital Markets Group, Inc., located in Milwaukee, Wisconsin, provides brokerage and other investment related services to a variety of retail and commercial customers. As a broker-dealer firm registered with the National Association of Securities Dealers and the Securities Exchange Commission, M&I Brokerage serves as an introducing broker-dealer. Customer accounts and securities are carried on a "fully disclosed" basis with the Pershing division of Donaldson, Lufkin and Jenrette.


                            USE OF PROCEEDS

 The net proceeds received by the Corporation from the sale of the Debt Securities will be added to the general funds of the Corporation and may be used for general corporate purposes, including, without limitation, reduction of indebtedness (including the refinancing of the Corporation's outstanding commercial paper), investments in or advances to subsidiaries, possible future acquisitions of bank and non-bank subsidiaries, and funding the repurchase of shares of its Common Stock. The Corporation may, from time to time, engage in additional financings, which may include the issuance of debt securities or other securities otherwise than pursuant to this Prospectus.

                   RATIO OF EARNINGS TO FIXED CHARGES

 The following table sets  forth the ratio  of earnings to fixed  charges for the Corporation for the periods indicated:
                                    Nine Months
                                       Ended
Ratio of Earnings to                September 30                           Years Ended December 31

Fixed Charges<F1>:                   1995    1994                1994     1993     1992     1991     1990
Excluding Interest on Deposits      3.61x   2.72x               3.18x    6.52x    5.57x    3.80x    2.68x

Including Interest on Deposits      1.67x   1.38x               1.50x    1.83x    1.60x    1.36x    1.26x

<F1> The ratio of  earnings to  fixed charges has  been computed by  dividing earnings before income taxes and  fixed charges by fixed charges.  Fixed charges,  excluding  interest  on  deposits,  consists  of  interest  on
     indebtedness  and   one-third  of  rental   expense  (which  is   deemed
     representative  of  the interest  factor).    Fixed  charges,  including
     interest on deposits, consist of both  the foregoing items plus interest on deposits.


                        DESCRIPTION OF DEBT SECURITIES

 The  following description  of the  terms  of  the Debt  Securities sets forth certain general terms and provisions of the indentures under which  the
Debt Securities  are to be  issued.   The particular terms  of each  issue of
Offered Securities, as well as any modifications or additions to such general terms  that  may apply  in  the  case of  such  Offered  Securities, will  be described in the Prospectus Supplement  relating to such Offered  Securities.
Accordingly, for a description of the terms of a particular  issue of Offered
Securities, reference must be made to both the Prospectus Supplement relating thereto and to the following description.

 The  Senior Securities are  to be issued under  an Indenture between the
Corporation  and  Chemical Bank  (successor  to  Manufacturers Hanover  Trust
Company),  as Trustee  (the "Trustee"),  dated  as of  November 15,  1985, as supplemented by a First Supplemental Indenture  dated as of May 31, 1990, and
a   Second  Supplemental  Indenture  dated  as  of   July  15,  1993  (as  so
supplemented, the "Senior Indenture").  The Subordinated Securities are to be
issued  under  an  Indenture   (the  "Subordinated  Indenture")  between  the
Corporation and the Trustee dated as of July 15, 1993.   Copies of the Senior
Indenture and the Subordinated Indenture (being  sometimes referred to herein collectively as  the "Indentures" and  individually as  an "Indenture")  have been filed as exhibits to the Registration Statement.

 The  Corporation derives substantially  all of  its income  from its M&I
Data Services Division and from investments in, advances to and service  fees from its subsidiaries.  Dividends  and interest from bank subsidiaries  are a
major source of income.   Dividend payments from subsidiaries  are determined
on  an individual  basis,  generally in  relation  to the  earnings,  capital position, and in the case of a subsidiary bank, the  asset and deposit growth
of such subsidiary.   M&I increases  the capital of its  banking subsidiaries
primarily through the retention  of earnings and, if necessary,  the purchase of securities  by M&I,  rather than through  direct capital financing  by the
subsidiary banks.   In 1994, M&I  established a $1 billion  bank note program
pursuant  to which  subsidiary banks  may issue  debt securities  directly in order to  fund their operations.  At September 30, 1995, subsidiary banks had outstanding an aggregate of approximately $439 million in principal amount of bank notes under the program.


 The  Corporation  is a  legal  entity  separate  and  distinct from  its subsidiaries.  Accordingly,  the right of the Corporation, and thus the right of the Corporation's creditors (including  Holders of the Corporation's  Debt
Securities)  and  shareholders, to  participate  in any  distribution  of the assets or income of any subsidiary is necessarily subject to the prior claims of  creditors of  the subsidiary,  except to  the extent  that claims  of the
Corporation itself as a creditor may be recognized.  Payment  of dividends to the  Corporation by subsidiary banks is subject  to various state and federal regulatory limitations.  In  general, under Wisconsin banking law,  the board of  directors of  a state  chartered subsidiary  bank may  declare and  pay a dividend from so much of the bank's undivided profits as the board shall deem expedient, provided the payment of  such dividend does not in any  way impair or diminish  the bank's  capital, or reduce  the capital level  below minimum required levels set by regulatory agencies.  Under federal law, which applies to national  banks and state banks  which are members of  the Federal Reserve
System,  regulatory approval is required for  the payment of dividends by any bank in any calendar year in excess  of such bank's net income for that  year combined with  the retained net income  of the two preceding  years, plus any
required  transfers to  surplus.   At  December  31, 1994,  under  applicable
federal and state regulations, the Corporation's subsidiaries (including bank and non-bank subsidiaries) would have been permitted to  pay dividends to the
Corporation of approximately $259  million without prior regulatory approval.
The  federal and  state bank  regulatory authorities  also have  authority to prohibit banks and bank  holding companies from paying dividends  which would constitute an unsafe or unsound banking  practice.  The Federal Reserve Board and the Comptroller of the Currency have indicated that it would generally be an unsafe  and unsound banking practice for banks to pay dividends except out of current operating  earnings.  Dividends paid to  the Corporation from bank subsidiaries in 1994 totaled $94.8 million.

 The  following summary of  certain provisions  of the  Indentures do not purport  to be  complete  and are  subject  to, and  are  qualified in  their entirety by reference to, all of the provisions of the respective Indentures,
including  the  definitions therein  of certain  terms.   Whenever particular
provisions or defined  terms in  the applicable Indenture  or Indentures  are referred  to herein,  such provisions  or defined  terms are  incorporated by
reference  herein.   Section  references used  herein  are references  to the
applicable Indenture or Indentures and certain defined terms in the Indenture or Indentures are capitalized herein.

     General
 Neither  Indenture  limits the  aggregate principal  amount of  the Debt
Securities  which may  be issued thereunder  or of  any particular  series of
Offered Securities which may be issued thereunder and each Indenture provides that  Debt Securities may  be issued thereunder  from time to  time in one or more series.  Neither  Indenture limits the  amount of other indebtedness  or
securities  which may  be issued by  the Corporation.   The Senior Securities
will  be unsecured and  will rank  on a parity  with all  other unsecured and unsubordinated indebtedness of the  Corporation.  The Subordinated Securities
will  be unsecured and will be subordinate and  junior in right of payment to the prior payment in full of the Senior Indebtedness of the Corporation.

 Reference is made to the Prospectus  Supplement relating to the  Offered
Securities offered thereby for the following terms thereof: (1) the title of the Offered Securities; (2) any limit on the aggregate principal amount of the Offered Securities; (3) the initial offering price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be sold; (4) the date or dates on which the principal
(and premium, if any) of the Offered Securities will be payable; (5) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Offered Securities will bear interest, if any, and the date from which such interest, if any, will accrue;
(6) the date or dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates; (7) the obligation, if any, of the Corporation to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within, the prices at, and the terms and conditions upon which the Offered Securities shall be redeemed or purchased; (8) the date or dates, if any, after which, and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Corporation or of the holder thereof and other detailed terms and provisions of any such optional redemption; (9) if other than the principal amount thereof, the portion of the principal amount of  the Offered
Securities which shall be payable upon declaration of acceleration or at the maturity thereof; (10) the currency or currencies in which the Offered
Securities are denominated, which may be in United States dollars, or foreign currency or units of two or more foreign currencies; (11) whether the Offered
Securities will be issued in the form of a Global Security, the terms, if any, for exchange of a Global Security for individual Debt Securities and the name of the Depositary for such Global Security; and (12) any other terms of the Offered Securities not inconsistent with the provisions of the respective
Indentures.

 Unless  otherwise  indicated  in   the  Prospectus  Supplement  relating
thereto, principal  of (and  premium, if  any)  and interest  on the  Offered
Securities will be payable,  and the Offered Securities will  be exchangeable and  transfers thereof will be registerable, at the principal corporate trust office  of  the  Trustee; provided,  however,  that,  at  the  option of  the
Corporation,  payment of  any interest  may be  made by  check mailed  to the address  of  the Person  entitled  thereto  as  it appears  in  the  Security
Register.  (Sections 301, 305 and 1002)

 Unless  otherwise  indicated  in  the   Prospectus  Supplement  relating
thereto, the Offered Securities will be issued only  in fully registered form without  coupons in denominations of $1,000 or any integral multiple thereof, and no  service charge  will be  made for  any transfer  or exchange  of such
Offered  Securities, but  the  Corporation  may  require  payment  of  a  sum sufficient  to  cover  any  tax  or  other  governmental  charge  payable  in connection therewith.  (Sections 302 and 305)

 Securities  may  be  issued  under  the  Indentures  as  Original  Issue
Discount Securities to be offered and sold at a substantial discount from the
principal amount thereof.   Special federal income tax, accounting  and other
considerations  applicable  thereto   will  be  set  out  in  any  applicable
Prospectus  Supplement   relating  to   any  such  Original   Issue  Discount
Securities.

   Subordination of Subordinated Securities

 The Subordinated Securities will be subordinate  and junior in right  of payment, to the extent set forth in the Subordinated Indenture, to all Senior
Indebtedness (as  defined below) of the  Corporation.  In the  event that the
Corporation shall default in the payment of any principal of  (or premium, if any) or interest on any Senior  Indebtedness of the Corporation when the same becomes  due  and  payable,  whether  at maturity  or  at  a  date  fixed for prepayment  or by  declaration  or otherwise,  then,  unless and  until  such default shall have  been cured or  waived or shall have  ceased to exist,  no direct  or indirect  payment (in  cash, property,  securities, by  set-off or otherwise) shall be made or agreed to be made on account of the  principal of
(or  premium,  if  any) or  interest  on the  indebtedness  evidenced  by the
Subordinated  Securities,  or  in  respect  of  any  redemption,  retirement,
purchase or other acquisition of any of the Subordinated Securities.   In the
event  of  (a)   any  insolvency,   bankruptcy,  receivership,   liquidation,
reorganization,   readjustment,  composition  or   other  similar  proceeding
relating  to the  Corporation,  its  creditors,  or  its  property,  (b)  any proceeding  for  the  liquidation, dissolution  or  other  winding-up  of the
Corporation, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Corporation for the benefit of creditors or  (d) any other marshalling of the  assets of the Corporation, all  Senior Indebtedness (including  any interest thereon  accruing after the commencement of any such proceedings) shall first be paid in  full before any payment or distribution  under the Subordinated Securities,  whether in cash, securities or  other property, shall  be made  to any  Holder of  any of  the
Subordinated Securities  on account thereof.   In such event, any  payment or
distribution under  the Subordinated Securities, whether  in cash, securities or  other property  (other than securities  of the  Corporation or  any other corporation  provided for  by a  plan of  reorganization or  readjustment the payment  of which  is subordinate,  at least  to the  extent provided  in the subordination  provisions with respect to the Subordinated Securities, to the payment  of  all Senior  Indebtedness  at the  time outstanding,  and  to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise  (but for such subordination provisions)
be payable or deliverable in respect of the Subordinated Securities, shall be paid  or  delivered  directly  to  the  holders  of  Senior  Indebtedness  in accordance with the  priorities then  existing among such  holders until  all
Senior  Indebtedness  (including  any  interest thereon  accruing  after  the
commencement of any such proceedings)  shall have been paid in full.   If any
payment or distribution  under the Subordinated Securities, of  any character whether in cash, securities or other  property (other than securities of  the

<PAGE)

Corporation or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated
Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any Holder of any Subordinated Security in contravention of any of the terms of such subordination provisions, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full.
(Section 1301 of the Subordinated Indenture)

 "Senior Indebtedness"  means any obligation  of the  Corporation to  its creditors, whether now  outstanding or subsequently incurred,  other than (a)
the 8.5% Convertible Subordinated  Notes, (b) any obligation as  to which, in the instrument creating or evidencing the same or pursuant to  which the same is  outstanding, it is specifically designated by express provision that such obligation is  not Senior  Indebtedness and  (c) any  Subordinated Securities
issued  under the Subordinated Indenture.   (Section 101  of the Subordinated
Indenture)

 The Subordinated  Indenture does not  limit the  issuance of  additional
Senior Indebtedness.   The obligations of  the Corporation in respect  of the
Subordinated Securities of any series will be pari passu with the obligations of  the Corporation  in  respect of  Subordinated  Securities of  each  other series.  (Section 1301 of the Subordinated Indenture)

  Covenants

 Limitation  on Disposition  or  Issuance  of  Capital Stock  of  Certain
Subsidiaries.    The Senior  Indenture contains  a  covenant that,  except as otherwise  provided below, the Corporation will not sell, assign, transfer or otherwise  dispose  of, or  permit a  Subsidiary  to sell,  assign, transfer, otherwise dispose of or issue, any shares of Capital Stock  of any Subsidiary or any securities convertible into Capital Stock of  any Subsidiary which is:
(a) a  Principal Constituent Bank; or  (b) a Subsidiary which  owns shares of
Capital Stock or any securities convertible into Capital Stock of a Principal
Constituent Bank; provided, however, that such covenant does not prohibit (i)
any dispositions or  issuances made by the Corporation or  any Subsidiary (A)
acting  in a fiduciary capacity for any  Person other than the Corporation or any Subsidiary or  (B) to the Corporation or any  of its wholly-owned (except for  directors' qualifying  shares)  Subsidiaries or  (ii)  the merger  of  a
Principal   Constituent  Bank  with  and  into  a  Constituent  Bank  or  the consolidation of  any Principal  Constituent Bank  into  a Constituent  Bank.
Such covenant  also does  not prohibit  sales, assignments,  transfers, other dispositions  or  issuances  of shares  of  Capital  Stock  of a  corporation
referred  to  in  (a) or  (b)  above  where:    (i) the  sales,  assignments,
transfers,  other dispositions or issuances  are made, in  the minimum amount required by  law, to any Person for the purpose  of the qualification of such
Person  to serve as  a director; or  (ii) the sales,  assignments, transfers, other dispositions  or issuances are  made in compliance  with an order  of a court  or a regulatory authority of competent  jurisdiction or as a condition imposed by any such court or authority to the acquisition by the Corporation, directly or indirectly,  of any other corporation or entity;  or (iii) in the case  of  a  disposition  or  issuance of  shares  of  Capital  Stock  or any securities convertible into Capital Stock of a Principal Constituent Bank, or sales of Capital  Stock or any securities  convertible into Capital  Stock of any Subsidiary included in (b) above, the sale, assignments, transfers, other dispositions or issuances  are for fair  market value  (as determined by  the
Board of  Directors of the  Corporation and  the Subsidiary  disposing of  or issuing  such  shares  or  securities)  and,  after  giving  effect  to  such disposition and  to any potential dilution  (if the shares  or securities are convertible  into  Capital  Stock),  the  Corporation  and  its  directly  or
indirectly   wholly-owned   (except   for   directors'   qualifying   shares)
Subsidiaries, will own  directly not less  than 80% of  the Capital Stock  of
such  Principal  Constituent   Bank  or  Subsidiary;  or   (iv)  a  Principal
Constituent  Bank sells or issues  additional shares of  Capital Stock to its shareholders  at  any price,  so  long  as immediately  after  such sale  the
Corporation owns, directly  or indirectly, at least as great  a percentage of the  Capital Stock of  such Principal Constituent  Bank as it  owned prior to
such  sale or  issuance of additional  shares.   (Section 1005  of the Senior
Indenture)


 A  Constituent Bank  is  a  Subsidiary which  is  a Bank.   A  Principal
Constituent  Bank  is a  Constituent Bank  the  consolidated assets  of which constitute 10% or more of  the total assets of all Constituent Banks.  At the date of this Prospectus, M&I Bank was the only Principal Constituent Bank.

 The Senior Indenture does not restrict the sale or other disposition of a Subsidiary which is not a Bank.

Liens.    The  Senior  Indenture  contains  a  covenant  prohibiting the
Corporation from creating or permitting any liens upon any shares of  Capital
Stock of any Constituent Bank to secure any indebtedness without securing all
Senior  Securities then outstanding  under the  Senior Indenture  equally and ratably with all  indebtedness secured thereby.  (Section 1007  of the Senior
Indenture)

Acquisitions.   The Senior Indenture contains a covenant prohibiting the
Corporation  from acquiring  Capital  Stock of  any corporation  or acquiring substantially all of the assets and  liabilities of any corporation,  unless, immediately  after  such  acquisition,  the  Corporation  would  be  in  full compliance with the Senior Indenture.  (Section 1008 of the Senior Indenture)

 The Subordinated Indenture does not contain any of the foregoing covenants applicable to the Senior Securities.

 The  Corporation  is not  restricted by  the Indentures  from incurring, assuming or becoming  liable for any type of debt  or other obligations, from creating liens  on  its property  (other  than, in  the  case of  the  Senior
Indenture, liens upon  shares of any Constituent Bank as described above) for any purposes or from paying dividends or making distributions on its  capital stock or  purchasing or redeeming its  capital stock.  The  Indentures do not require the maintenance of  any financial ratios or  specified levels of  net worth or liquidity.  The Indentures do not contain any  provision which would require the Corporation to repurchase or redeem or otherwise modify the terms of  any of  its Debt  Securities upon  a change  in  control or  other events involving the Corporation  which may adversely affect the creditworthiness of
the  Debt  Securities.    In  addition, the  Indentures  do  not  contain any
provisions which  would  provide protection  to  Holders of  Debt  Securities against  a sudden  and  dramatic decline  in  credit quality  resulting  from takeovers, recapitalizations, or similar restructurings.
Certain Regulatory Matters Affecting Subordinated Securities

 On  August 28,  1992, the  Board  of Governors  of the  Federal  Reserve
System issued an interpretation, effective September 4, 1992, with respect to the  circumstances under  which mandatory  convertible debt  and subordinated debt issued  by bank  holding companies  will  be eligible  for inclusion  as supplementary  or "Tier  2"  capital  for  regulatory capital  purposes  (the
"Interpretation").   The Interpretation  provides that mandatory  convertible
debt  and  subordinated debt  issued  after  September 4,  1992  will  not be included  in  Tier 2  capital for  purposes  of calculating  an institution's capital ratios if, among other things, the payment of the principal amount of such debt securities can be accelerated upon the occurrence of certain events not  involving  the bankruptcy  of the  issuer  or such  debt  securities are subject to certain other covenants.  The Subordinated Securities are intended to qualify as Tier 2 capital under the Interpretation.

  Events of Default

Senior Securities.    The following  are  Events  of Default  under  the
Senior Indenture with respect to any series of Senior Securities issued under the  Senior Indenture:  (a) failure to pay principal of or any premium on any
Senior Security of  that series when due; (b) failure to  pay any interest on any  Senior Security  of that  series when  due, continued  for 30  days; (c)
failure to  deposit any sinking  fund payment,  when due, in  respect of  any
Senior Security of that series; (d) failure to perform any  other covenant of the  Corporation in the  Senior Indenture (other than  a covenant included in the Senior  Indenture solely for the benefit of a series of Senior Securities other  than that  series),  continued for  90  days after  written  notice as


provided  in  the  Senior  Indenture;  (e)  certain  events   of  bankruptcy,
insolvency or reorganization;  and (f)  any other Event  of Default  provided with respect to Senior Securities of that series.  (Section 501 of the Senior
Indenture)   If an Event of Default with  respect to Senior Securities of any series occurs  and is continuing,  either the  Trustee or the  Holders of  at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount  of all the Senior Securities of that series to be due and payable immediately.  At any time after a declaration of acceleration with respect to Senior  Securities of any series has been  made, but before a judgment or decree  based on acceleration has been obtained, the
Holders of a majority in aggregate principal amount of Outstanding Securities of  that  series may,  under certain  circumstances,  rescind and  annul such acceleration.  (Section 502 of the Senior Indenture)

 The Senior Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior
Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603 of the Senior Indenture) The Senior Indenture provides that the Holders of a majority in aggregate principal amount of the Outstanding Senior Securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Securities of that series; provided that the Trustee may decline to act if such direction is contrary to law or the Senior Indenture, would unduly prejudice the rights of other Holders or would involve the Trustee in personal liability. (Section 512 of the Senior Indenture)

 No Holder of any Senior Security of any series will have any right to institute any proceeding with respect to the Senior Indenture or for any remedy thereunder, unless (a) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Senior Securities of that series, (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and (c) the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Senior Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507 of the Senior Indenture) However, the Holder of any
Senior Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Senior Security on the due dates expressed in such Senior Security and to institute suit for the enforcement of any such payment. (Section 508 of the Senior Indenture)

 The Corporation is required to furnish to the Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Senior Indenture and as to any default in such performance. (Section 1009 of the Senior Indenture)

 Subordinated Securities.   The Subordinated  Indenture defines an  Event
of Default with  respect to Subordinated Securities of any  series as certain events  of  bankruptcy,  insolvency  or reorganization  of  the  Corporation.
(Section 501  of the  Subordinated Indenture)   If an  Event of  Default with
respect  to Subordinated  Securities of  any series  at the  time Outstanding occurs and is continuing, either  the Trustee or the Holders of  at least 25%
in aggregate principal amount  of the Outstanding Subordinated Securities  of that  series may  declare  the  principal  amount  of  all  the  Subordinated
Securities  of that series to be due  and payable immediately.  The foregoing provision would  be subject as to enforcement to the broad equity powers of a federal bankruptcy court and to the determination by that court of the nature of  the rights of the Holders of  the Subordinated Securities of such series.
At any time after a declaration of acceleration with respect to  Subordinated
Securities of any series has been  made, but before a judgment or  decree for payment of the money  due has been obtained by the Trustee,  the Holders of a majority in aggregate principal amount of Outstanding Subordinated Securities of  that  series may,  under certain  circumstances,  rescind and  annul such acceleration.  (Section 502 of the Subordinated Indenture)

 The  Subordinated   Indenture  defines   a  Default   with  respect   to
Subordinated Securities  of any series as  the following: (a) failure  to pay principal of or  any premium on  any of the  Subordinated Securities of  that series at its  Maturity; (b) failure to pay any  interest on any Subordinated


Securities of that series when due, continued for 30 days; (c) default in the performance, or breach, of any covenant or warranty of the Corporation in the
Subordinated Indenture (other  than a  covenant or warranty  included in  the
Subordinated Indenture solely  for the  benefit of a  series of  Subordinated
Securities  other  than that  series), continued  for  90 days  after written notice  as  provided in  the  Subordinated Indenture  and  (d)  any Event  of
Default.    (Section 503  of the  Subordinated  Indenture)   The Subordinated
Indenture does  not provide for any  right of acceleration of  the payment of principal of the Subordinated Securities of any series upon a Default that is
not also an Event  of Default as defined in  the Subordinated Indenture.   In
the event  of any such Default  (including a Default in  payment of principal
(and premium,  if any) and  interest, if any,  at the Stated Maturity  of the
Subordinated Securities of such  series), the Subordinated Indenture provides that the  Corporation will, upon  demand of the Trustee,  pay to it,  for the benefit of  the Holders of  the Subordinated  Securities of such  series, the whole  amount then due  and payable  on the  Subordinated Securities  of such
series  for  principal (and  premium,  if any)  and  interest, if  any.   The
Subordinated  Indenture provides that if the Company fails to pay such amount forthwith upon such  demand, the Trustee may, among other things, institute a
judicial  proceeding for  the  collection  thereof.    (Section  503  of  the
Subordinated  Indenture)    The  limitation  on  the  right  of  acceleration
described  above is intended to permit the Subordinated Securities to qualify
as  supplementary  or  "Tier   2"  capital  of  the  Corporation   under  the
Interpretation.

 The  Subordinated Indenture provides  that, subject  to the  duty of the
Trustee during  the default to  act with the  required standard of  care, the
Trustee will  be under no obligation to exercise any  of its rights or powers under the  Subordinated Indenture at the  request or direction of  any of the
Holders, unless such  Holders shall  have offered to  the Trustee  reasonable
indemnity.  (Section  603 of  the Subordinated Indenture)   The  Subordinated
Indenture  provides that  the Holders  of a  majority in  aggregate principal amount of the Outstanding Subordinated Securities of any series will have the right to  direct the time, method and place of conducting any proceedings for any  remedy available  to  the  Trustee, or  exercising  any trust  or  power conferred on the Trustee, with respect to the Subordinated Securities of such series;  provided that the  Trustee may decline  to act if  such direction is contrary to law  or the  Subordinated Indenture, would  unduly prejudice  the rights of  other Holders or would involve  the Trustee in personal liability.
(Section 512 of the Subordinated Indenture)

 No  Holder of  any Subordinated  Security  of any  series will  have any right  to institute any proceeding with respect to the Subordinated Indenture or for any remedy  thereunder, unless (a) such  Holder shall have  previously given  to the Trustee written notice of  a continuing Default with respect to the Subordinated Securities  of that series, (b) the Holders  of at least 25%
in aggregate principal  amount of the Outstanding Subordinated  Securities of
that  series  shall   have  made  written  request,  and  offered  reasonable
indemnity, to the Trustee to institute such proceeding as Trustee and (c) the
Trustee shall not have received  from the Holders of a majority  in principal amount  of the Outstanding Subordinated Securities of that series a direction inconsistent  with such  request  and shall  have  failed to  institute  such
proceeding  within  60 days.   (Section  507  of the  Subordinated Indenture)
However, the  Holder of any Subordinated Security will have an absolute right to receive payment of  the principal of (and premium, if any) and interest on such  Subordinated Security on the  due dates expressed  in such Subordinated
Security and  to  institute suit  for the  enforcement of  any such  payment.
(Section 508 of the Subordinated Indenture)

 The Corporation is required to furnish to the Trustee annually a statement as to the performance by the Corporation of certain of its obligations under the Subordinated Indenture and as to any default in such performance. (Section 1006 of the Subordinated Indenture)

  Modification and Waiver

 Modifications to and amendments of each Indenture may be made by the Corporation and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of or any installment of principal or interest on, any Debt
Security, (b) reduce the principal amount of, or any premium or interest on, any Debt Security, (c) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any  payment on or with respect to  any
Debt   Security,  or  (e)  reduce  the  percentage  in  principal  amount  of
Outstanding  Securities  of  any series,  the  consent  of  whose Holders  is required for modification  or amendment  of the respective  Indenture or  for waiver of compliance with  certain provisions of the respective  Indenture or for waiver of certain defaults.  (Section 902)

 The  Holders  of at  least  50% in  aggregate  principal amount  of  the
Outstanding  Securities of  each  series may,  on  behalf of  all Holders  of
Securities  of that  series,  waive, insofar  as  that series  is  concerned, compliance  by the  Corporation with certain  restrictive provisions  of each
Indenture including  those provisions of the Senior Indenture described above
under "Covenants."   (Section 1010 of  the Senior Indenture; Section  1007 of
the  Subordinated Indenture)   The  Holders of  not less  than a  majority in
aggregate principal amount of  the Outstanding Securities of any  series may, on behalf of all Holders of Securities of that series, waive any past default under  each Indenture  with respect  to Securities  of that series,  except a default in the payment  of principal of, or  any premium or interest on,  any
Security or a default in respect  of a covenant or provision which  under the
Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Security of the series affected.  (Section 513)

   Consolidation, Merger and Sale of Assets

 The Corporation may consolidate with or merge into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic (or, in the case of the Subordinated Securities, any domestic or foreign) jurisdiction, provided that the successor corporation assumes the Corporation's obligations on the Debt Securities and under the Indentures, that after giving effect to the transaction no Event of Default
(or, in the case of the Subordinated Indenture, no Default), and no event which, after notice or lapse of time, would become an Event of Default (or
Default), shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

   Regarding the Trustee

 The Corporation  maintains banking  relations with the  Trustee and  the
Trustee currently serves  as the  trustee for  the Corporation's  Medium-Term
Series B Notes and Series C Notes.   In addition, certain of the  Constituent
Banks  maintain deposit accounts and correspondent banking relations with the
Trustee.   Since Debt Securities  issued under the  Subordinated Indenture do not rank equally with Debt Securities issued under the Senior Indenture, upon a default under one of  the Indentures, the Trustee would have  a conflicting interest (as defined in Section 310(b) of the Trust Indenture Act of 1939, as
amended) if Debt Securities  were outstanding under the other  Indenture, and the Trustee may  be required to eliminate such conflicting interest or resign as  Trustee of  one of the  Indentures, effective  upon the  appointment of a successor  Trustee  and  such  successor's acceptance  of  such  appointment.
(Sections 608 and 610)


                        PLAN OF DISTRIBUTION

 The Corporation may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to one or more other purchasers or through agents. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

 In  connection  with  the  sale  of  Debt  Securities, underwriters  may receive  compensation  from  the  Corporation  or  from  purchasers  of  Debt
Securities  for  whom they  may  act  as agents  in  the  form of  discounts,
concessions  or commissions.   Underwriters  may sell  Debt Securities  to or
through dealers, and  such dealers may  receive compensation in  the form  of
discounts,   concessions  or   commissions   from  the   underwriters  and/or
commissions   from  the  purchasers  for   whom  they  may   act  as  agents.
Underwriters, dealers and agents that participate in the distribution of Debt
Securities may be deemed to be underwriters, and any discounts or commissions received  by them from the  Corporation and any profit on  the resale of Debt


Securities  by  them  may   be  deemed  to  be  underwriting   discounts  and
commissions, under the Securities Act.  Any such underwriter or agent will be identified, and any such  compensation received from the Corporation  will be described, in the Prospectus Supplement.

 In the event that  the Offered Securities are  not listed on  a national securities exchange,  certain broker-dealers  may  make a  market in  Offered
Securities, but will not be obligated to do so and may discontinue any market
making  at any  time without  notice.   No assurance  can be  given that  any
broker-dealer  will make  a market  in the  Offered Securities  or as  to the liquidity of the trading  market for the Offered  Securities, whether or  not
the Offered  Securities are listed  on a  national securities exchange.   The
Prospectus Supplement with respect  to the Offered Securities will  state, if known, whether  or not  any broker-dealer  intends to make  a market  in such
Offered Securities.  If  no such determination has been  made, the Prospectus
Supplement will so state.

 Underwriters  and agents  who participate  in the  distribution of  Debt
Securities may be entitled under agreements which may be entered  into by the
Corporation   to  indemnification   by   the  Corporation   against   certain
liabilities,   including  liabilities   under  the   Securities  Act   or  to
contribution with respect to payments which the underwriters or agents may be required to  make in respect  thereof.  Such  underwriters and agents  may be customers  of,  engage in  transactions with,  or  perform services  for, the
Corporation in the ordinary course of business.

 If  so indicated  in  the  Prospectus Supplement,  the  Corporation  may
authorize underwriters or other persons acting as the Corporation's agents to solicit offers  by certain institutions  to purchase Offered  Securities from the Corporation pursuant to contracts providing for payment and delivery on a
future date.   Institutions  with which such  contracts may  be made  include commercial and savings banks,  insurance companies, pension funds, investment companies,  educational and charitable  institutions and  others, but  in all cases such institutions must be approved by the Corporation.  The obligations of any  purchaser under any  such contract will  be subject to  the condition that the purchase of the Offered Securities shall not at the time of delivery be  prohibited under the laws of the  jurisdiction to which such purchaser is
subject.    The  underwriters  and  such  other  agents  will  not  have  any responsibility in respect of the validity or performance of such contracts.


                            LEGAL MATTERS

 The validity of the Debt Securities offered hereby is being passed upon for the Corporation by Godfrey & Kahn, S.C., 780 North Water Street,
Milwaukee, Wisconsin 53202.

                                EXPERTS

 The consolidated financial statements of the Corporation for the year ended December 31, 1994 incorporated into this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, which are incorporated herein by reference, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.



No person has  been authorized  to
give any information  or to make any
representations  other   than  those
contained in this Prospectus Supple-
ment or the Prospectus and, if given
or   made,   such   information   or                 $_______________
representations  must not  be relied
upon  as   having  been  authorized.
This  Prospectus Supplement  and the                  Marshall & Ilsley
Prospectus  do   not  constitute  an                     Corporation
offer  to  buy any  securities other
than  the  securities  described  in
this  Prospectus  Supplement or  any
offer to sell or the solicitation of
an  offer to buy  such securities in
any  circumstances   in  which  such
offer  or solicitation  is unlawful.
Neither   the   delivery   of   this
Prospectus    Supplement    or   the
Prospectus   nor   any   sale   made              ____________________
hereunder or thereunder shall, under
any   circumstances,   create    any
implication  that   the  information                       [LOGO]
contained   herein  or   therein  is
correct as of any time subsequent to              ____________________
the date of such information.

      ____________________


      Table of Contents

                                       Page

Prospectus Supplement



    Prospectus

Available Information . . . .
Incorporation  of Certain  Documents
by
 Reference . . . . . . . . .
 The Corporation . . . . . . .
 Use of Proceeds . . . . . . .
 Ratio of Earnings to
 Fixed Charges . . . . . . .
 Description of Debt Securities
 Plan of Distribution  . . . .
 Legal Matters . . . . . . . .
 Experts . . . . . . . . . . .



                                  PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuances and Distribution.

Securities and Exchange Commission registration fee . . . . . .   $ 50,000
Printing, engraving and postage expenses  . . . . . . . . . . .     35,000
Legal fees and expenses . . . . . . . . . . . . . . . . . . . .    130,000
Accounting fees and expenses  . . . . . . . . . . . . . . . . .     75,000
Blue Sky fees and expenses (including legal fees
  and disbursements)                                                10,000
Rating agency fees  . . . . . . . . . . . . . . . . . . . . . .     75,000
Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . .     15,000
Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .      $390,000
     ____________

 All of  such items except the  registration fee are estimated.   All of
such expenses will be borne by the Corporation.


Item 15.  Indemnification of Directors and Officers.

 Section 180.0851 of the Wisconsin Business Corporation Law (the "WBCL")
requires the Corporation  to indemnify a  director or officer, to  the extent such  person is successful  on the merits  or otherwise  in the defense  of a proceeding  for all reasonable expenses  incurred in the  proceeding, if such person  was a party  to such proceeding because  he or she  was a director or officer of the Corporation unless it is determined that he or she breached or failed  to perform a duty owed to the  Corporation and such breach or failure
to  perform  constitutes:   (i) a  willful failure  to  deal fairly  with the
Corporation or  its shareholders  in connection  with a matter  in which  the director or officer has a material  conflict of interest; (ii) a violation of criminal law, unless the director or  officer had reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from  which the director or officer derived an improper personal profit; or (iv) willful misconduct.

 Section  180.0858  of  the  WBCL  provides  that  subject  to   certain
limitations,  the mandatory  indemnification provisions  do not  preclude any additional  right to indemnification or allowance of expenses that a director or  officer may  have under the  articles of  incorporation or  bylaws of the
Corporation,  a written  agreement between  the director  or officer  and the
Corporation, or a resolution of the Board of Directors or the shareholders.

 Unless   otherwise   provided   in  the   Corporation's   articles   of
incorporation  or bylaws,  or by  written agreement  between the  director or officer and  the Corporation, an officer or  director seeking indemnification is entitled to indemnification if approved in any of the following manners as
specified  in Section  180.0855 of  the  WBCL:   (i)  by majority  vote of  a
disinterested quorum of  the Board  of Directors; (ii)  by independent  legal counsel chosen by a quorum of disinterested directors or its committee; (iii)
by  a panel  of three  arbitrators (one  of which  is chosen  by a  quorum of disinterested  directors); (iv) by  the vote  of the  shareholders; (v)  by a court; or (vi) by any other method permitted in Section 180.0858 of the WBCL.

 Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by the Corporation, pursuant to Section
180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his good faith that he has not breached or failed to perform his duties; and written confirmation to repay any amounts advanced if it is determined that indemnification by the Corporation is not required.

 Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections
180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

 As  permitted   by  Section  180.0858,  the   Corporation  has  adopted
indemnification provisions in  its By-Laws which closely  track the statutory
indemnification provisions  with certain exceptions.   In particular, Section
7.1 of  the Corporation's By-Laws,  among other  items, provides (i)  that an individual shall  be  indemnified unless  it is  proven by  a final  judicial
adjudication  that   indemnification  is  prohibited  and   (ii)  payment  or
reimbursement of expenses, subject to certain  limitations, will be mandatory
rather  than  permissive.    The  Corporation  has  purchased directors'  and
officers'  liability insurance which has  coverage limits of  $40 million per occurrence  and  insures the  Corporation's  officers  and directors  against certain liabilities which may arise under the Securities Act of 1933.

Item 16.  Exhibits.

1.1   Form of Distribution Agreement*
1.2   Form of Underwriting Agreement*
4.1   Indenture between the Corporation and Manufacturers Hanover Trust
      Company (predecessor  to Chemical Bank) (the  "Trustee") dated as of November  15, 1985  (the "Senior Indenture")  (Incorporated by
      reference to the Corporation's Registration Statement on Form S-3
      (Registration No. 33-21377))
4.2   First Supplemental Indenture to  the Senior Indenture between the
      Corporation  and  the   Trustee  dated   as  of   May  31,   1990
      (Incorporated by reference to the Corporation's Current Report on
       Form 8-K dated May 31, 1990 (SEC File No. 0-1220))
4.3   Second Supplemental Indenture to the Senior Indenture between the
      Corporation  and  the   Trustee  dated  as  of   July  15,  1993,
      incorporated by  reference to the  Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (SEC File No. 0-
      1220)
4.4   Indenture between  the Corporation  and the  Trustee dated  as of
      July   15,   1993   relating  to   the   Subordinated  Securities
      ("Subordinated  Indenture"),  incorporated  by reference  to  the
      Corporation's Quarterly Report on Form 10-Q for the quarter ended
      June 30, 1993 (SEC File No. 0-1220)
4.5   Form of Senior Note (Included in Exhibit 4.1 at pages  12 through
      19)
4.6.  Form  of Subordinated Note (Included  in Exhibit 4.4  at pages 13 through 21)
5     Opinion of Godfrey & Kahn,  S.C., as to the legality of  the Debt
      Securities being registered.
12    Statement re:  Computation of Ratios of Earnings to Fixed Charges
23.1  Consent of Arthur Andersen LLP
23.2  Consent of Godfrey & Kahn, S.C. (Included in Exhibit 5)
24    Powers of Attorney for Directors of the Registrant

*  To be filed by Amendment.

Item 17.  Undertakings.

1.    The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



       (ii)  To reflect in  the prospectus any  facts or events  arising after the effective date  of the registration statement (or the  most recent  post-effective amendment  thereof) which, individually or  in the aggregate, represent  a fundamental change  in the  information set  forth in  the registration statement.  Notwithstanding the foregoing, any increase and decrease  in volume  of  securities offered  (if the  total dollar value  of securities  offered would not  exceed that which was  registered) and  any deviation  from the  low or high end of  the estimated  maximum offering  range may  be
             reflected  in  the  form   of  prospectus  filed  with  the
             Commission  pursuant to  Rule  424(b) (230.424(b)  of this chapter) if, in  the aggregate, the  changes in volume  and price  represent no more than  a 20% change  in the maximum aggregate offering  price set forth in  the "Calculation of
             Registration  Fee"  table  in  the  effective  registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2 That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To  remove  from  registration   by  means  of  a  post-effective
      amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities
Act of  1933 may be permitted to  directors, officers and controlling persons of the registrant  pursuant to  the foregoing provisions,  or otherwise,  the registrant  has  been advised  that  in  the opinion  of  the Securities  and
Exchange  Commission  such  indemnification   is  against  public  policy  as
expressed in the Act  and is, therefore, unenforceable.  In  the event that a claim for indemnification against such liabilities (other than the payment by the  registrant  of  expenses incurred  or  paid by  a  director,  officer or controlling person of the registrant in the successful defense of any action, suit or proceeding)  is asserted  by such director,  officer, or  controlling person in  connection with  the securities  being registered,  the registrant will, unless  in the opinion  of its counsel  the matter has been  settled by controlling  precedent, submit  to  a court  of appropriate  jurisdiction the question  whether  such indemnification  by it  is  against public  policy as expressed in  the Act and will  be governed by the  financial adjudication of such issue.


                             SIGNATURES


 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 17, 1995.

                                          MARSHALL & ILSLEY CORPORATION
                                          (Registrant)


                                          By: /s/ J.B. Wigdale
                                              J. B. Wigdale,
                                              Chairman of the Board


 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


/s/J.B. Wigdale                                 Date: November 17, 1995
J. B. Wigdale,
Chairman of the Board and a Director
            (Principal Executive Officer)


s/G.H. Gunnlaugsson                            Date: November 17, 1995
G. H. Gunnlaugsson,
Executive Vice President and a Director
(Principal Financial Officer)


/s/P.R. Justiliano                              Date: November 17, 1995
P. R. Justiliano,
Senior Vice President and Corporate
Controller (Chief Accounting Officer)


 Directors:  Richard A. Abdoo, Oscar C. Boldt, J.P. Bolduc, Wendell F. Bueche,
             Jon F.  Chait,  G.H. Gunnlaugsson,  Burleigh E.  Jacobs, Jack  F.
             Kellner, D.J. Kuester, Edward  L. Meyer, Jr., Don R.  O'Hare, San
             W.  Orr,  Jr., Peter  M. Platten,  III,  Stuart W.  Tisdale, J.B.
             Wigdale, James O. Wright, Gus A. Zuelke


By: /s/M.A. Hatfield                            Date: November 17, 1995
M. A. Hatfield
As Attorney-in-Fact*

 *Pursuant  to authority granted  by powers of  attorney, copies of  which are filed herewith.


                         Exhibit Index

 1.1   Form of Distribution Agreement*
 1.2   Form of Underwriting Agreement*
 4.1   Indenture between the Corporation and Manufacturers Hanover Trust
       Company (predecessor  to Chemical Bank) (the  "Trustee") dated as of November  15, 1985  (the "Senior Indenture")  (Incorporated by
       reference to the Corporation's Registration Statement on Form S-3
       (Registration No. 33-21377))
 4.2   First Supplemental Indenture to  the Senior Indenture between the
       Corporation  and  the   Trustee  dated   as  of   May  31,   1990
       (Incorporated by reference to the Corporation's Current Report on
       Form 8-K dated May 31, 1990 (SEC File No. 0-1220))
 4.3   Second Supplemental Indenture to the Senior Indenture between the
       Corporation  and  the   Trustee  dated  as  of   July  15,  1993,
       incorporated by reference  to the Corporation's  Quarterly Report on Form 10-Q for the quarter ended June 30, 1993 (SEC File No. 0-
       1220)
 4.4   Indenture between  the Corporation  and the  Trustee dated  as of
       July   15,  1993   relating   to   the  Subordinated   Securities
       ("Subordinated  Indenture"),  incorporated  by reference  to  the
       Corporation's Quarterly Report on Form 10-Q for the quarter ended
       June 30, 1993 (SEC File No. 0-1220)
 4.5   Form of Senior Note (Included in  Exhibit 4.1 at pages 12 through
       19)
 4.6.  Form  of Subordinated Note (Included  in Exhibit 4.4  at pages 13 through 21)
 5     Opinion of Godfrey & Kahn,  S.C., as to the legality of  the Debt
       Securities being registered.
 12    Statement re:  Computation of Ratios of Earnings to Fixed Charges
 23.1  Consent of Arthur Andersen LLP
 23.2  Consent of Godfrey & Kahn, S.C. (Included in Exhibit 5)
 24    Powers of Attorney for Directors of the Registrant

            *  To be filed by Amendment.
